Exhibit 23(e)

TIAA Real Estate Account
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York, 10017-3206

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2012 with respect to the statement of revenues and certain expenses of Shops at Wisconsin Place – Chevy Chase, Maryland for the year ended December 31, 2011; and to the use of our report dated July 17, 2012 with respect to the statement of revenues and certain expenses of Cerritos Industrial Park – Cerritos, California for the year ended December 31, 2011; and to the use of our report dated August 15, 2012 with respect to the statement of revenues and certain expenses of The Residences at the Village of Merrick Park – Coral Gables, Florida for the year ended December 31, 2011; and to the use of our report dated August 30, 2012 with respect to the statement of revenues and certain expenses of Mass Court – Washington, D.C. for the year ended December 31, 2011; and to the use of our report dated September 28, 2012 with respect to the statement of revenues and certain expenses of Circa Green Lake Apartments – Seattle, Washington for the year ended December 31, 2011; and to the use of our report dated December 24, 2012 with respect to the statement of revenues and certain expenses of Prescott Wallingford Apartments – Seattle, Washington for the period from July 11, 2012 (Date of Inception) to September 30, 2012; and to the use of our report dated February 18, 2013 with respect to the statement of revenues and certain expenses of RGM 42, LLC – New York, New York for the year ended December 31, 2011 in the Registration Statement (Form S-1) and related prospectus of TIAA Real Estate Account.

Aarons Grant & Habif, LLC
April 29, 2013

3500 Piedmont Road, Suite 600, Atlanta, Georgia 30305, Phone 404-233-5486, Fax 404-237-8325

E-mail cpa@aghllc.com Web Page www.aghllc.com

Members of The American Institute of CPAs and Georgia Society of CPAs